                                                                    EXHIBIT 10.9

                             AMENDED AND RESTATED
                SENIOR SECURED INCREASING RATE PROMISSORY NOTE


$10,000,000                                                   New York, New York
                                                              July 2, 1993


          KANEB SERVICES, INC., a Delaware corporation (the "KSI"), FOR VALUE
                                                             ---
RECEIVED, hereby promises to pay to the order of BANK OF SCOTLAND (the "Bank"),
                                                                        ----
at its office located at 565 Fifth Avenue, New York, New York 10017 (or at such other location as KSI is notified of in writing by the holder of this Note), the principal sum of TEN MILLION DOLLARS or, if less, the aggregate unpaid principal amount outstanding hereunder, on June 28, 1995. Capitalized terms used in this Note shall have the meanings specified in Section X hereof (unless otherwise defined herein).

          Interest.  KSI promises also to pay accrued interest on the unpaid
          --------
principal amount hereof, from the date hereof until such principal amount shall be due, at a rate per annum equal to the Base Rate plus the Applicable Margin. The applicable rate per annum shall change on the effective date of each change in the Base Rate.

          Interest Payment Dates.  Such interest shall be payable (i) on the
          ----------------------
last Business Day of each month, commencing on the last Business Day of July 1993, (ii) upon any prepayment hereof (on the amount so prepaid), (iii) upon maturity (by acceleration or otherwise) and (iv) after maturity, on demand. Interest shall be computed for the actual number of days elapsed on the basis of a 360-day year.

          Past-Due Interest.  Overdue principal and overdue interest shall bear
          -----------------
interest for each day, payable on demand, at a rate per annum (the "Past-Due
                                                                    --------
Rate") equal to 2% in excess of the interest rate otherwise in effect for the
----
Loan on such day.

          Voluntary Repayment.  KSI may voluntarily repay all or any portion of
          -------------------
the principal amount hereof, without premium or penalty, upon not less than one
(1) Business Day's prior written notice to the Bank of the date and amount of such repayment. Partial repayments shall be in integral multiples of $500,000 (or such lesser amount consented to by the Bank).

          Mandatory Prepayments.  KSI shall, within five days of its receipt of
          ---------------------
any payment of principal under any Pledged Note, prepay this Note by an amount equal to the amount of principal so received. KSI shall also, within five days of its receipt of any dividend referred to in this sentence or (if later) within five days after any computation under this sentence requires such amount to be paid, prepay this Note by an amount equal to (x) the amount of each dividend paid by KWI to KSI and (y) the amount of each dividend paid by FGI to KSI (but not to the extent that the aggregate amount of any such dividends exceeds the lesser of
(A) the sum of (i) the cumulative amount of dividends paid by GmbH to KWI from July 2, 1993 through the Restatement Date plus (ii) the cumulative amount of dividends paid by MSFH to FGI from and after the date of MSFH's incorporation, or (B) $7,000,000).

          No Reborrowing.  Amounts repaid hereunder may not be reborrowed.
          --------------

          Record-Keeping.  The outstanding principal balance and accrued
          --------------
interest under this Note at any time shall be determined as shown in records made in accordance with manual, computerized, electronic or other record-keeping systems used from time to time by the Bank or other holder of this Note.

          Restatement.  This Note amends and, as so amended, restates in its
          -----------
entirety that certain $10,000,000 Senior Secured Increasing Rate Promissory Note dated July 2, 1993, as previously amended by an amendment dated as of December 27, 1993.

                                      I.
                                   PAYMENTS


          1.1  Currency.  All payments hereunder and under the other Loan
               --------
Documents shall be made in freely transferable U.S. dollars and in immediately available funds without setoff or counterclaim.

          1.2  Time and Place of Payments.  All payments by KSI to the Bank
               --------------------------
hereunder or under the other Loan Documents shall be made prior to 1 p.m. (New York City time) on the date such payment is due, at the Bank's office at 565 Fifth Avenue, New York, New York 10017 or as the holder hereof may otherwise direct. Payments received by the Bank after 1 p.m. (New York City time) shall be deemed to have been received on the next succeeding Business Day.

          1.3  Non-Business Days.  Whenever any payment to be made hereunder or
               -----------------
under the other Loan Documents shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable at the applicable rate during such extension. KSI hereby authorizes and directs the Bank to charge any account of KSI maintained at any office of the Bank with the amount of any principal, interest or expense when the same becomes due and payable under the terms hereof or under any of the other Loan Documents; provided, however, that the Bank shall not be under
                          --------  -------
any obligation to charge any such account.

          1.4  Security.  This Note is secured by the Pledged Securities.
               --------

                                      II.
                        REPRESENTATIONS AND WARRANTIES


          KSI hereby represents and warrants the following, which representations and warranties shall survive the execution and delivery of this Note and the other Loan Documents:

          2.1 (a) KSI is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the full power and authority to own its properties and assets and to carry on its business as now being conducted. FGI is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the full power and authority to own its properties and assets and to own the shares of MSFH. MSFH is a corporation duly organized, validly existing and in good standing under the laws of Germany and has the full power and authority to own its properties and assets and to own the shares of the MSFH Subsidiaries. (All representations in this Note pertaining to FGI and MSFH shall be effective from and after December 29, 1994.)

          (b) KSI has full power, authority and legal right to execute, deliver and perform this Note. Each Loan Party has full power, authority and legal right to execute, deliver and perform the Pledge Agreement (Joint).

          (c) The execution, delivery and performance by each Loan Party of the Loan Documents executed by it has been duly authorized by all necessary action. The Loan Documents executed by KSI constitute the legal, valid and binding obligations of KSI, enforceable against KSI in accordance with their respective terms. On and prior to the Restatement Date, the Loan Documents executed by KWI and GmbH constituted the legal, valid and binding obligations of KWI and GmbH, respectively, enforceable against such Persons in accordance with their respective terms. From and after the Restatement Date, the Loan Documents executed by FGI and MSFH constitute the legal, valid and binding obligations of FGI and MSFH, respectively, enforceable against such Persons in accordance with their respective terms.

          (d) The most recent year-end financial statements of KSI furnished to the Bank prior to the date hereof have been prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of KSI as at the end of and for the reporting period covered thereby.

There are no material liabilities or any material unrealized or anticipated losses which are not disclosed in such financial statements.

          (e) There has been no Material Adverse Change with respect to KSI from that set forth in the financial statements referred to in clause (d) above. There are no legal proceedings pending or, to the knowledge of KSI threatened, against or affecting KSI or its obligations hereunder. Other than for defaults existing on the Closing Date under the Furmanite Loan Agreement, no default by KSI exists with respect to any agreement or instrument to which it or any Subsidiary is a party or to which it or its assets are subject which might (in the aggregate) result in such a Material Adverse Change.

          (f) The execution, delivery and performance of the Loan Documents will not contravene any provision of law, rule or regulation to which any Loan Party is subject or any judgment, decree or order applicable to a Loan Party nor conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien or other encumbrance upon any of the property or assets of a Loan Party pursuant to the terms of, any agreement or other instrument to which a Loan Party is a party or by which it or its property is bound or to which it or its property may be subject nor violate any provision of the charter documents or by-laws of any Loan Party.

          (g) No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any Government Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of this Note or any of the other Loan Documents, or the taking of any action hereby or thereby contemplated. Without limiting the generality of the foregoing, no approvals are required from any Government Authority by virtue of KSI being the owner or operator of pipelines.

          (h) Kaneb Worldwide Inc., a Delaware corporation, is the successor by merger to Kaneb Worldwide Inc., a British Virgin Islands corporation. Such merger became effective on February 14, 1994.

          2.2 (a) Neither KSI nor FGI is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of the Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

          (b) The proceeds of the Loan will be used by KSI, together with approximately $2,300,000 of KSI's own funds, solely as follows: (w) approximately $3,000,000 for a loan to KWI to enable KWI to purchase the GmbH Stock from KOSI, (x) approximately $2,300,000 for a subordinated, unsecured loan to KOSI, an indirectly-owned Subsidiary of KSI, (y) approximately $7,000,000 for the purchase by KSI of the GmbH Receivable from FIL, and (z) the balance for expenses relating to the Loan and the transactions described in the foregoing clauses of this paragraph.

          (c) Neither KSI nor FGI nor the entering into of this Note is subject to any of the provisions of the Investment Company Act of 1940, as amended.

          (d) Neither this Note nor any Loan Document nor any statement, list, certificate or other document or information delivered or to be delivered to the Bank nor the 10K contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

          (e) Between January 1, 1993 and the Closing Date, KSI did not file any report on Form 8K with the SEC (except for the reports on Form 8K dated on the cover sheet thereof January 29, 1993, as amended by amendment no. 1 thereto dated April 16, 1993, and March 2, 1993, as amended by amendment no. 1 thereto dated April 14, 1993, true and correct copies of which KSI has delivered to the
Bank) nor has any event occurred which requires it to do so (other than those referred to in those two filed reports).

          (f) To the best of KSI's knowledge, KSI has been and continues to be in compliance with all applicable Environmental Laws.

          (g) All Subordinated Indebtedness of KSI contain provisions subordinating the rights of the holders thereof to the rights of the Bank under this Note. This Note and the rights of the Bank hereunder are entitled to the benefits of such subordination provisions.

          (h) No property is subject to the TCB Restated Liens that was not subject to the TCB Original Liens. The nature and extent of the TCB Restated Liens is not different from or broader than the nature and extent of the TCB Original Liens. The TCB Restated Agreement does not permit any Lien on any asset of KPOP or any Subsidiary of KPOP that was not permitted on that asset by the terms of the TCB Original Agreement.


                                     III.
                             AFFIRMATIVE COVENANTS

          3.1 For so long as any amounts are outstanding under this Note or KSI has any obligations to the Bank hereunder, KSI agrees to comply with each of the following covenants, unless the Bank should otherwise consent in writing:

          3.1.1  Financial Statements.  KSI will furnish to the Bank promptly
                 --------------------
upon becoming available, copies of its annual audited and quarterly unaudited financial statements and such other information, reports, notices or statements as the Bank may reasonably request from time to time, including all reports and other information sent by KSI to its shareholders generally.

          3.1.2  Inspections.  KSI will allow any representative, officer or
                 -----------
accountant of the Bank, upon reasonable notice, to visit and inspect any of its property, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers, and at such reasonable time and during usual business hours and as often as the Bank may request.

          3.1.3  Further Assurances.  KSI will (and will cause FGI, MSFH and
                 ------------------
each of the MSFH Subsidiaries to) make, execute or endorse, and acknowledge and deliver or file, all such vouchers, invoices, notices, and certifications and additional agreements, undertakings, conveyances, transfers, assignments, or further assurances, and take any and all such other action, as the Bank may, from time to time, reasonably deem necessary or proper for the better assuring and confirming unto the Bank all or any part of the security for the Loan.

          3.1.4  Notice of Default.  Forthwith upon (and, in any event, within
                 -----------------
five Business Days of) any officer of KSI obtaining knowledge of the existence of an Event of Default, KSI will deliver to the Bank a certificate signed by an officer of KSI specifying the nature thereof, the period of existence thereof, and what action KSI proposes to take with respect thereto.

                                      IV.
                              NEGATIVE COVENANTS

          4.1  Negative Covenants.  For so long as any amounts are outstanding
               ------------------
under this Note or KSI has any obligations to the Bank hereunder, KSI hereby agrees that it will observe (or, to the extent applicable, cause the relevant Loan Party or other Person to observe) the obligations set forth in this Section IV

(unless it shall first have procured the written consent of the Bank to do otherwise).

          4.1.1  Same Type of Business.  (a) KSI will not enter into any
                 ---------------------
business or activity other than its ownership of the capital stock of its Directly-Owned Subsidiaries and, to the extent KSI's board of directors directs, its participation in the management and business of its Subsidiaries.

          (b) FGI will not enter into any business or activity other than its ownership of the capital stock of MSFH.

          (c) MSFH will not enter into any business or activity other than its ownership of the capital stock of F-aust, Zweipack and other MSFH Subsidiaries;

provided that MSFH will not own shares of any such Subsidiary unless the Bank
-------------
has a first priority, perfected security interest in all shares issued by such Subsidiary as collateral for MSFH's obligations as a guarantor of KSI's obligations under this Note.

          4.1.2  Liens.  Neither Loan Party nor any MSFH Entity will contract,
                 -----
create, incur or assume any Lien upon or with respect to, or by transfer or otherwise subject to the prior payment of any indebtedness (other than the Loan), any of its property or assets, whether now owned or hereafter acquired; except (i) liens for taxes, assessments, levies or governmental charges not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP, and (ii) other liens, charges, and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; and (iii) the following:

          (a) Liens in connection with workmen's compensation, unemployment insurance or other social security obligations;

          (b) Deposits or pledges securing the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature made in the ordinary course of business;

          (c) Mechanics', carriers', warehousemen's, workmen's, materialmen's, or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith;

          (d)  Liens securing the Loan;

          (e) Encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property or minor irregularities in titles thereto which do not materially impair use of such property by KSI in the operation of its business;

          (f)  Liens existing on the Closing Date; and

          (g) Liens placed upon property of KSI or a MSFH Entity at the time of acquisition thereof by such Person to secure up to 90% of the purchase price thereof; provided that such Lien shall not encumber any other
                    --------
     property of such Person or any property of any other Person.

          4.1.3  Other Indebtedness.  No Loan Party (such term, for purposes of
                 ------------------
this Section 4.1.3, to include each MSFH Entity) will contract, create, incur or assume any Indebtedness for Borrowed Money; except

          (i) indebtedness evidenced by this Note;

         (ii) indebtedness outstanding at December 31, 1992 and referenced in the financial statements of KSI contained in the 10K;

        (iii) Subordinated Indebtedness, but only if (x) the proceeds thereof are used to repay other Subordinated Indebtedness of KSI and (y) no portion of the principal on the newly-incurred Subordinated Indebtedness is required to be paid prior to the scheduled final maturity date of the Subordinated Indebtedness being so repaid;

         (iv) trade payables incurred in the ordinary course of business, provided that same are not more than 60 days past due (unless (a) they are being contested in good faith, (b) appropriate reserves are provided therefor to the extent required by GAAP, and (c) the failure to make such payment does not give rise to any Lien in excess of $100,000 (or its equivalent in other currencies);

          (v) non-recourse indebtedness incurred in accordance with, and secured solely by the Liens permitted by, clause (g) of Section 4.1.2(iii);

         (vi)  the indebtedness evidenced by the Pledged Note (FGI); and

        (vii) in addition to the foregoing, unsecured indebtedness incurred by KSI not to exceed $5,000,000 at any time outstanding.

          4.1.4  Subordinated Indebtedness.  (a) Except as permitted by Section
                 -------------------------
4.1.3 (iii), KSI will not (and will not permit FGI or any Subsidiary of FGI to) redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any Subordinated Indebtedness (or any equity securities into which any Subordinated Indebtedness is converted) or make any payments of (or on account of) the principal thereof, or set aside any funds for any of the foregoing purposes; provided, however, that KSI may make such purchases on the
                    -----------------
open market at less than the face value of such indebtedness purchased if the maximum amount expended by KSI for such purchases does not exceed $1,000,000.

          (b) KSI will not amend or modify the subordination provisions of any agreement, instrument or document relating to Subordinated Indebtedness in any way that will adversely affect the subordination provisions thereof.

          (c) KSI will not (and will not permit any Subsidiary to) redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any of its 8.85% Convertible Notes due 1998 (or any equity securities into which any of such notes are converted) or make any payments of (or on account of) the principal thereof, or set aside any funds for any of the foregoing purposes.

          4.1.5  EBITDA.  KSI will not permit its consolidated EBITDA to be less
                 ------
than $28,000,000 for its fiscal year ending December 31, 1993 or for its fiscal year ending December 31, 1994.

          4.1.6  Dissolution.  KSI will not (x) wind up, liquidate or dissolve
                 ------------
its affairs or (y) enter into any transaction of merger or consolidation if, after giving effect thereto, a Default or Event of Default shall exist, or (z) agree to do any of the foregoing at any future time.

          4.1.7  Sale of Assets.  KSI will not (and will not agree that it will
                 --------------
in the future or permit FGI or any MSFH Entity to) convey, sell, lease or otherwise dispose of (any of the foregoing, a "Transfer") (i) all or a
                                               --------
substantial part of its property or assets or any part of such property or assets essential to the conduct of its business substantially as now conducted;
(ii) any of its assets (except in the ordinary course of business) unless (to the extent such Transfer is not prohibited by clause (iii) or (iv) below) such assets are Transferred for a price at least equal to their fair market value (as determined in good faith by the board of directors of KSI); (iii) any capital stock of FGI or of any MSFH Entity; or (iv) all or a substantial part of the property or assets of any MSFH Entity.

          4.1.8  Purchase of Assets.  KSI will not purchase, lease or otherwise
                 ------------------
acquire (x) all or any substantial part of the property or assets of any Person, or (y) other than in the ordinary course of business, property or net assets in excess of $500,000 in the aggregate (or an equivalent amount in other currencies).

          4.1.9  Subsidiaries.  KSI will not sell, assign, transfer or otherwise
                 ------------
dispose of, or in any way part with control of, any shares of capital stock of any Subsidiary except (x) as permitted by the Furmanite Loan Agreement, or (y) with respect to any Subsidiary (other than FGI and the MSFH Entities) that is not a member of the Consolidated Group, for an amount at least equal to the fair market value thereof as determined in good faith by KSI's Board of Directors, or
(z) in the December 1994-February 15, 1995 period in connection with the KWI Sale, KWI and GmbH and Dubbels.

          4.1.10  Investments.  KSI will not invest in (by capital contribution
                  -----------
or otherwise), or acquire for investment or purchase or make any commitment to purchase the obligations or stock of, any Person, except (i) the purchase of marketable direct or guaranteed obligations of the national governments of the Federal Republic of Germany, the UK and the US; (ii) stock or obligations issued in settlement of claims against others by reason of an event of bankruptcy or a composition or readjustment of debt or a reorganization of any debtor of KSI or a Subsidiary; (iii) certificates of deposit and banker's acceptances of any bank that is a lender to KSI or any Furmanite Bank or any branch of any such bank;
(iv) Commercial Paper rated P-1 or A-1 by Standard & Poors ("S&P") or Moody's
                                                             ---
Investors Service ("Moodys") or the equivalent rating by any other rating agency
                    ------
nationally recognized in the US or UK; (v) certificates of deposit and banker's acceptances of any bank with a AA or better rating from Moodys or the equivalent rating by S&P or any other rating agency nationally recognized in the US or UK; and (vi) loans, subordinated or otherwise, to any member of the Consolidated Group (as defined in the Furmanite Loan Agreement). As used in this Note,

"Commercial Paper" shall mean short-term promissory notes due no later than 270
-----------------
days from the date of issuance of each such note.

          4.1.11  Accounting Changes.  KSI will not make or permit any
                  ------------------
Subsidiary to make any significant change in accounting treatment and reporting practices except as permitted or required by GAAP.

          4.2  New MSFH Subsidiaries.  Notwithstanding the provisions of
               ---------------------
Sections 4.1.7, 4.1.8, 4.1.9 and 4.1.10:

               (a) MSFH may cause the formation of MSFH Subsidiaries other than F-aust and Zweipack, and

               (b) Zweipack may sell certain (but not more than 50%) of its assets to one or more of such newly-formed Subsidiaries,

if, contemporaneously with the formation of such entities, MSFH grants to the Bank (and the Bank thereafter has) a first priority, perfected security interest in all shares issued by such Subsidiary as collateral for MSFH's obligations as a guarantor of KSI's obligations under this Note.

                                      V.
                               EVENTS OF DEFAULT

          Unless waived by the Bank, the occurrence of any of the following shall constitute an Event of Default (each herein called an "Event of Default"):
                                                             ----------------

          5.1  Principal and Interest.  KSI shall default in the due and
               ----------------------
punctual payment of any interest due hereunder; provided that failure to duly
                                                -------- ----
and punctually make such an interest payment shall not be an Event of Default under this Section 5.1 if such interest payment is paid within five days after the date it is due and KSI has not been late in making an interest payment hereunder more than once in the preceding 12 months; or

          5.2  Representations and Warranties.  Any representation, warranty or
               -------------------------------
statement made by KSI herein or otherwise in writing by KSI in connection herewith, or in any certificate or statement furnished pursuant to or in connection herewith, shall be breached in a manner that could reasonably be expected to have an adverse effect on the validity, payment, performance or enforceability of this Note or any obligation of KSI hereunder or thereunder or shall prove to be untrue in any material and adverse respect on the date as of which made;

          5.3  Negative Covenants.  KSI shall default in the due performance or
               ------------------
observance of any term, covenant or agreement on its part to be performed or observed pursuant to Section IV hereof; or

          5.4  Other Covenants.  KSI shall default in the due performance or
               ---------------
observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Note (other than those referred to in Sections 5.1, 5.2 or 5.3) and such default (which shall be capable of cure) shall continue unremedied for a period of 30 days after the earlier of the date on which the Bank gives KSI notice of such default or on the date an officer of KSI becomes aware thereof; or

          5.5  Other Obligations.  Any indebtedness for borrowed money of KSI or
               -----------------
any Subsidiary (other than Viata) (i) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (ii) in respect of indebtedness for borrowed money in excess of $250,000 (or the equivalent amount in any other currency) in an aggregate principal amount, shall not be paid as and when the same becomes due and payable including any applicable grace period; or

          5.6  Furmanite Loan Agreement.  An "Event of Default" (as defined in
               ------------------------
the Furmanite Loan Agreement) shall exist under Section 9.1, 9.6(a), 9.7 (with respect to KUK, Furmanite or FIL), 9.9 (with, for purposes hereof, the term "Credit Party" in said Section 9.9 to mean only KII and the UK Subsidiaries),
9.10 or 9.11(b) of the Furmanite Loan Agreement; or

          5.7  Insolvency.  Any Credit Party (such term, for purposes of this
               ----------
Section 5.7, to include each MSFH Entity) shall dissolve or suspend or discontinue its business, or shall make an assignment for the benefit of creditors or a composition with creditors, shall be unable or admit in writing its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of (or there shall be appointed pursuant to any contract) any administrator, receiver, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceedings relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against any Credit Party any such proceeding which shall remain undismissed for a period of 90 days or more, or any order, judgment or decree approving the petition in any such proceeding shall be entered; or any Credit Party shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or in the appointment of any receiver, liquidator or trustee of or for it or any substantial part of its property or assets, or shall suffer any such appointment to continue undischarged or unstayed for a period of 90 days or more; or any Credit Party shall take any action for the purpose of effecting any of the foregoing; or any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding or a receiver or trustee or other officer or representative of a court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the property or assets of any Credit Party or there shall happen or exist under the laws of any applicable jurisdiction, with respect to any Credit Party, any event analogous to and having a substantially similar effect to any of the foregoing events; or

          5.8  Pledged Securities.  Any shares issued by FGI or any MSFH Entity
               ------------------
shall be the subject of a Lien in favor of any

Person other than (as to the shares of the MSFH Subsidiaries) the Bank or the Furmanite Banks; or FGI or any MSFH Entity shall issue any shares which are not pledged to the Bank; or all or any significant portion of the assets of FGI or any MSFH Entity are Transferred; or FGI or any MSFH Entity is dissolved or otherwise liquidated; or FGI or any MSFH Entity enters into any transaction of merger or consolidation and, after giving effect thereto, the shares of the resulting or surviving entity shall not be the subject of a first priority, perfected pledge in favor of the Bank under applicable law (provided, in each of
                                                            --------
the foregoing situations, if any such breach is solely as a result of a change of law and such breach is capable of remedy, then such breach shall not be considered an Event of Default under this Section 5.8 for a period of 10 days if such breach is remedied within that period); or KSI or FGI or any holder of any Pledged Securities shall assert that the Bank does not have a perfected, first priority Lien in (x) 100% of the issued and outstanding shares of any MSFH Entity or of FGI or (y) any Pledged Note; or

          5.9  Judgments.  (a) Any final non-appealable judgment for the payment
               ---------
of money in excess of $1,250,000 (or the equivalent thereof in any currency), excluding any amounts payable or reimbursable by financially sound insurance companies or by third parties whose Commercial Paper is rated P-1 or A-1 by S&P or Moodys (or the equivalent rating by any other rating agency nationally recognized in the US or the UK), shall be rendered against KSI or any Subsidiary; or

               (b) Final judgment for the payment of money in excess of $1,250,000 (or the equivalent thereof in any currency) shall be rendered against KSI or any Subsidiary, and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed or contested in good faith; or

          5.10  Pipeline.  Pipeline or KPOP or KPL or any significant portion of
                --------
the respective assets of any such Person are Transferred (such term to include any granting of a Lien), directly or indirectly, or an agreement for the foregoing is entered into, other than (x) Liens granted to the TCB Restated Lenders in connection with the TCB Restated Agreement (as in effect in December
1994), (y) Liens on assets of KPOP or any Subsidiary of KPOP permitted by the TCB Restated Agreement, and (z) Liens granted on up to 2,500,000 outstanding Preference Units of Kaneb Pipe Line Partners L.P. ("KPL") as collateral for up
                                                    ---
to $10,000,000 of indebtedness incurred by Pipeline.

                                      VI.
                                 ACCELERATION

          6.1  Acceleration.  Upon the occurrence of an Event of Default and
               ------------
while such Event of Default shall be continuing, the

Bank may in its sole discretion, but shall not be obligated to, take any one or more of the following actions:

               (a) by notice to KSI declare all amounts payable by KSI hereunder to be forthwith due and payable, and the same shall thereupon become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived, provided that no notice or declaration of any kind is required
                  -------- ----
          upon the occurrence of an Event of Default as to KSI described in
          Section 5.7 hereof;

               (b) exercise all of its rights and remedies hereunder or under any of the other Loan Documents; and

               (c) take whatever other action at law or in equity which may appear necessary or desirable to collect the amounts then due and thereafter to become due hereunder or to enforce any other of its rights hereunder.

                                     VII.
                                INDEMNIFICATION

          7.1  Delay.  No failure or delay on the part of the Bank in exercising
               -----
any right, power or privilege under this Note or any other Loan Document, and no course of dealing between KSI and the Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have pursuant to such documents or at law or equity. No notice to or demand on KSI in any case shall entitle KSI to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank to any other or further action in any circumstances without notice or demand.

          7.2  Right of Set-off.  In addition to any rights now or hereafter
               ----------------
granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence of an Event of Default the Bank is hereby authorized at any time or from time to time, without notice to KSI, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by the Bank to or for the credit or the account of KSI against and on account of the obligations and liabilities of KSI now or hereafter existing under this Note or any of the other Loan Documents irrespective of whether or not any demand shall have been made thereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Bank, if it exercises any rights granted under this Section shall thereafter notify KSI of such action; provided
                                                               --------
that the failure to give such notice shall not affect the validity of such set-
----
off and application.

          7.3  Indemnification.  Without limiting any of the rights or
               ---------------
obligations as set forth in this Note on the part of the Bank, KSI agrees to indemnify, pay and hold harmless the Bank and each holder of this Note and their respective present and future officers, directors, employees and agents (collectively, the "Indemnified Parties") from and against all liability,
                    -------------------
losses, damages and expenses (including, without limitation, legal fees and expenses) arising out of, or in any way connected with, or as a result of (i) the execution and delivery of this Note and the other Loan Documents or the documents or transactions contemplated hereby and thereby or the performance by the parties hereto or thereto of their respective obligations hereunder and thereunder or relating thereto; or (ii) any claim, action, suit, investigation or proceeding (in each case, regardless of whether or not the Indemnified Party is a party thereto or target thereof) in any way relating to the GmbH Sale, the KWI Sale, any Pledged Security, KWI, any GmbH Entity, FGI, any MSFH Entity or any Affiliate of any of the foregoing; or (iii) any violation by KSI or any Affiliate thereof of any Environmental Law, any Environmental Claim or Environmental Cost or the imposition of any Environmental Lien (in each case, as each of the foregoing terms is defined in the Furmanite Loan Agreement); provided that KSI shall not be liable to any Indemnified Party for any portion
-------------
of such liabilities, liabilities, losses, damages and expenses sustained or incurred as a direct result of the gross negligence or willful misconduct of the Bank if such gross negligence or willful misconduct is determined to have occurred by a final and non-appealable decision of a court of competent jurisdiction.

          7.4  Expenses.  (a) KSI shall upon demand of the Bank pay all
               --------
reasonable out-of-pocket costs and expenses of the Bank (x) incurred in connection with the preparation, execution, delivery, administration, filing and recording of, and (y) incurred in connection with the amendment (including any waiver or consent), modification, and enforcement of or preservation of any rights under, this Note or any Loan Document, the making and repayment of the Loan, and the payment of all interest and fees, including, without limitation,
(A) the reasonable fees and expenses of Sullivan & Worcester, counsel for the Bank of Scotland, and any special or local counsel retained by the Bank, (B) printing, travel, recording, filing, communication and signing taxes and cost, and (C) legal fees in bankruptcy and judicial and non-judicial foreclosure proceedings. Until paid to the Bank, such sums will bear interest at the highest rate of pre-maturity interest borne by the Loan plus 2%; provided that
                                                                 --------
if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount. Interest accrued hereunder pursuant to this paragraph shall be payable on demand and shall be calculated on the basis of the actual number of days elapsed and a 360-day year.

               (b) KSI agrees to pay, and to save the Bank harmless from (x) all present and future stamp, filing and other similar taxes, fees or charges (including interest and penalties, if any), which may be payable in connection with the Loan Documents or the issuance of the Note or any modification of any of the foregoing, and (y) all finder's and broker's fees in connection with the transactions contemplated by this Note and the other Loan Documents.

          7.5  Judgment Currency. If, for the purpose of obtaining judgment in
               -----------------
any court, it is necessary to convert a sum due hereunder or any Loan Document into any other currency (the "Other Currency"), the rate of exchange used shall
                              --------------
be that with which in accordance with normal banking procedures the Bank could purchase U.S. dollars with the Other Currency on the Business Day preceding that on which final judgment is given. The obligation of KSI in respect of any sum due from it hereunder, notwithstanding judgment in such Other Currency, shall be discharged only to the extent that on the Business Day following receipt by the Bank of any sum adjudged to be so due in the Other Currency, the Bank may in accordance with normal banking procedures purchase U.S. dollars with the Other Currency; if the U.S. dollars so purchased shall be less than the sum originally due to the Bank in U.S. dollars, KSI agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss.

          7.6  Capital Adequacy.  If the Bank shall have determined that the
               ----------------
applicability after the date hereof of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or any holding company of the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Bank or the Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then, upon demand by the Bank,
                                                ----
KSI shall pay to the Bank from time to time such additional amount or amounts as will compensate the Bank or the Bank's holding company (as determined by the Bank in good faith) for any such reduction suffered as a consequence of the Bank's obligations hereunder, together with interest on each such amount (commencing three Business Days from the date demanded) until payment in full thereof at the Base Rate. A certificate of the Bank submitted to KSI as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on KSI. In determining such amount or amounts, the Bank may use any reasonable method of averaging and attribution as it shall deem applicable.

          7.7  Survival; Headings.  (a) The provisions of this Section 7.7 and
               ------------------
of Sections 7.3, 7.4, 7.5, 7.6, 9.2 and 11.1 of this Note shall survive the termination of this Note and any payment in full of the principal of this Note.

               (b) The descriptive headings of the various provisions of this Note and the other Loan Documents are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.

                                     VIII.
                                 MISCELLANEOUS


          8.1  Waiver of Presentment.  Except to the extent required by law
               ---------------------
which cannot be waived, KSI waives presentment, demand, protest or notice of any kind in connection with this Note.

          8.2  Amendments.   (a)  Except as otherwise provided, no provision of
               ----------
this Note or any of the Loan Documents may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Bank and KSI, except that waivers of provisions relating to KSI or a Subsidiary's performance or non-performance of its obligations hereunder or thereunder need not be signed by KSI or such Subsidiary. Any such change, waiver, discharge or termination shall be effective only in the specific instance and for the specific purposes for which made or given.

               (B) THIS NOTE (AND THE OTHER LOAN DOCUMENTS) REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

               (C)  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          8.3  Notices.  Except as otherwise expressly provided herein, all
               -------
notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered (if sent by Federal Express or other similar overnight delivery service), or three days after mailing (when deposited in the mails, by registered or certified mail, return receipt requested, postage prepaid), or

(in the case of telex, telegraphic, telecopier or cable notice), when delivered to the telex, telegraph, telecopier or cable company, or (in the case of telex or telecopier notice sent over a telex or telecopier owned or operated by a party hereto), when sent, in each case addressed to the party entitled to receive same to the address stated alongside its name on the signature page hereto (or to such other address as any party hereto may hereafter specify to the other in writing); provided that communications with respect to a change of
                       -------------
address shall be deemed to be effective when actually received.

          8.4  Assignees. The provisions of this Note will bind and benefit the
               ---------
successors and assigns of KSI and the successors and assigns of the Bank. The term "KSI" will mean both the named KSI and any other person or entity at any
      ---
time assuming or otherwise becoming primarily liable on all or any part of the Indebtedness. Notwithstanding the foregoing, KSI shall not entitled to assign any of its obligations under this Note.

          8.5  Severability.  If any provision of this Note shall be held or
               ------------
deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

          8.6  Domicile of Loan.  The Bank may maintain or transfer the Loan to,
               ----------------
or for the account of, any branch office and (subject to the prior consent of KSI, such consent not to be unreasonably withheld) to any subsidiary or affiliate of the Bank.

          8.7  Calculations.  (a) Calculations hereunder shall be made and
               -------------
financial data required hereby shall be prepared both as to classification of items and as to amount in accordance with GAAP consistent with the Financial Statements of KSI included in the 10K; provided that for purposes of Section
                                       -------- ----
4.1.5 hereof, no effect shall be given to any change in GAAP from those in effect on December 31, 1992.

               (b)  In making any computations required for purposes of Section
4.1.5 hereof to be in Dollars in respect of or relating to any fiscal or calendar period, translations from other currencies shall be computed in accordance with GAAP. In the case of any disputes between any of the parties hereto as to the accuracy of any computation under this Note relating to currency translations, the calculations of the Bank (absent manifest error) shall be conclusive.

          8.8  Usury.  Nothing contained in this Note shall require KSI to pay
               -----
interest at a rate exceeding the maximum rate permitted by applicable law. If the amount of interest payable hereunder on any date would otherwise result in such maximum rate being exceeded, such amount shall be automatically reduced to the maximum permissible amount, and the amount of interest payable for any subsequent period, to the extent less than that permitted by applicable law, shall, to that extent, be increased by the amount of such reduction. To the extent that any amount of interest is paid in excess of the maximum permissible amount, such amount shall be applied as a repayment of the principal amount hereof.

                                      IX.
                                 JURISDICTION

          9.1  Jurisdiction. The parties hereto agree that ANY LEGAL ACTION OR
               ------------
PROCEEDING AGAINST THE OTHER PARTY HERETO WITH RESPECT TO THIS NOTE OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED HEREBY OR REFERRED TO HEREIN MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK CITY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY COURT IN ENGLAND AS SUCH PARTY MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS NOTE EACH PARTY HERETO ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. Each of the parties hereto agrees that such jurisdiction shall be exclusive, unless waived by the Bank (with respect to actions or proceedings brought by KSI) or by KSI (with respect to actions or proceedings brought by the Bank) in writing, except that without such written consent the Bank may bring actions and proceedings in any other jurisdiction where KSI has property or does business. Each of the parties hereto consents (to the extent permitted by applicable law) to the service of process in any such action or proceeding being made upon such party by mail at the address stated alongside its name on the signature page hereof or at such other address as a party is notified of in accordance with Section 8.3 hereof. KSI hereby covenants that it is and will remain subject to service of process in the State of New York so long as any monies are payable hereunder. If for any reason KSI should not be or remain so qualified, KSI hereby designates and appoints, without power of revocation, CT Corporation System, 1633 Broadway, New York, New York as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon it as a result of any of its obligations under this Note. Nothing herein shall affect the right of the Bank or KSI to serve process in any other manner permitted by law.

          9.2  Choice of Law.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN
               -------------
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED WHOLLY WITHIN THE STATE OF NEW YORK (REGARDLESS OF THE PLACE WHERE THIS
NOTE IS EXECUTED).


                                      X.
                                  DEFINITIONS

          As used in this Note, the following terms (which terms shall include in the singular, the plural and vice versa) shall have the meanings herein specified:

          "Applicable Margin" shall mean, during each Month (after the Closing
           -----------------
     Date) that is specified in the first column below, the rate per annum set forth opposite such Month in the second column below.

            Month After Closing Date      Rate Per Annum
            ------------------------      --------------
                 1st                           1.0%
                 2nd                           1.5%
                 3rd-12th (inclusive)          2.0%
                 13th                          2.5%
                 14th                          3.0%
                 15th                          3.5%
                 16th                          4.0%
                 17th                          4.5%
                 18th                          5.0%
                 19th                          5.5%
                 20th and thereafter           6.0%

For purposes of this definition, "Month" shall mean (a) initially, the period
                                  -----
which begins on (and includes) the Closing Date and ends on (but excludes) the day which numerically corresponds to such date one month thereafter; and (b) thereafter, each period which begins on the last day of the preceding Month and ends on (but excludes) the day which numerically corresponds to such last day one month thereafter.

          "Affiliate", as to any Person, shall mean any other Person directly or
           ---------
indirectly controlling, controlled by or under common control with, such Person. Unless otherwise indicated, references to "Affiliate" shall refer to Affiliates of KSI.

          "Base Rate" shall mean, for any day, the higher of (x) the fluctuating
           ---------
interest rate per annum, as in effect from time to time, established by the Bank in New York from time to time as the Bank's base, prime or reference rate for U.S. domestic commercial loans in Dollars, or (y) the Federal Funds Effective Rate in effect on such day plus 1/2%. Any change in the interest rate resulting from a change in such Base Rate shall be effective as of the opening of business on the day on which such change becomes effective; it is understood and agreed that all the aforesaid rates and the Base Rate are reference rates only and do not necessarily represent the lowest or best rate actually charged to any customer.

          "Business Day" shall mean any day which is neither a Saturday or
           ------------
Sunday nor a legal holiday or any other day on which banks are authorized or required to be closed in New York, New York.

          "Capital Contribution Date" shall mean the date on which, after the
           -------------------------
$7,000,000 Pledged Note (GmbH) has been divided into the $2,400,000 Other Note
(GmbH) and the $4,600,000 Pledged Note (GmbH), said Other Note (GmbH) was contributed by KSI to the capital of KWI and by KWI to the capital of GmbH. If these two dates are different, the "Capital Contribution Date" shall be deemed
                                    -------------------------
to be the earlier date.

          "Capitalized Lease Obligations" shall mean all rental obligations
           -----------------------------
which, under GAAP, are or would be required to be capitalized on the books of a Person, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "Closing Date" shall mean July 2, 1993.
           ------------

          "Consolidated Group" shall have the meaning provided therefor in the
           ------------------
Furmanite Loan Agreement.

          "Credit Parties" shall mean, individually and collectively, KSI and
           --------------
each Directly-Owned Subsidiary.

          "Default" shall mean any event which with notice or lapse of time, or
           -------
both, would become an Event of Default.

          "Directly-Owned Subsidiary" shall mean KII, FGI and Pipeline.
           -------------------------

          "Dollars", "U.S.$", "$" and "U.S. dollar" shall mean the lawful
           -------    ------   -       -----------
currency of the United States of America.

          "Dubbels" shall have the meaning provided for such term in the Multi-
           -------
Party Agreement.

          "EBIT" for any Person for any period shall mean the consolidated Net
           ----
Income of such Person and its consolidated Subsidiaries for such period, before interest expense and provision for taxes and without giving effect to any extraordinary gains and gains from sales of assets (other than sales of inventory in the ordinary course of business), for such period (taken as one accounting period).

          "EBITDA" for any Person for any period shall mean the EBIT of such
           ------
Person and its consolidated Subsidiaries for such period plus (to the extent
                                                         ----
deducted in computing EBIT for such period) depreciation, amortization and other non-cash items.

          "Environmental Laws" shall have the meaning provided therefor in the
           ------------------
Furmanite Loan Agreement.

          "Event of Default" is defined in Section V hereof.
           ----------------

          "F-aust" shall have the meaning provided for such term in the Multi-
           ------
Party Agreement.

          "Federal Funds Effective Rate" shall mean the rate of interest charged
           ----------------------------
by banks with excess reserves at a Federal Reserve district bank to banks needing overnight loans to meet reserve requirements.

          "FGI" shall mean Furmanite Germany, Inc., a Delaware corporation that,
           ---
from and after the Restatement Date, is a wholly-owned Subsidiary of KSI.

          "FIL" shall mean Furmanite International Limited, an English
           ---
registered company and a Subsidiary of KSI.

          "Furmanite" shall have the meaning provided therefor in the Furmanite
           ---------
Loan Agreement.

          "Furmanite Banks" shall mean the banks from time to time party to the
           ---------------
Furmanite Loan Agreement (and, unless otherwise indicated, shall also include the agent for said banks thereunder)

          "Furmanite Loan Agreement" shall mean the Amended and Restated Loan
           ------------------------
Agreement dated as of May 3, 1991 among KII, Furmanite PLC (formerly Kaneb UK
PLC), an English registered company, the Furmanite Banks and the agent for said banks (as amended or otherwise modified to date and as the same may from time to time hereafter be amended, extended, restated, supplemented or otherwise modified).

          "GAAP" shall mean generally accepted accounting principles (as
           ----
promulgated in the US by the Financial Accounting Standards Board or any successor entity).

          "German Pledge Agreement" shall have the meaning provided for such
           -----------------------
term in the Multi-Party Agreement.

          "GmbH" shall mean Furmanite GmbH, a German corporation that on April
           ----
1, 1993 was a Subsidiary wholly-owned by FIL.

          "GmbH Entity" shall mean, individually and collectively, GmbH and each
           -----------
GmbH Subsidiary.

          "GmbH Receivable" shall mean the approximately $7,000,000 receivable,
           ---------------
representing monies then owed by GmbH to FIL, held by FIL prior to the Closing Date.

          "GmbH Sale" shall mean the sale, on the Closing Date, of all of GmbH's
           ---------
capital stock by KOSI to KWI.

          "GmbH Stock" shall mean all of the issued and outstanding capital
           ----------
stock of GmbH.

          "GmbH Subsidiaries" shall mean all Subsidiaries that were Subsidiaries
           -----------------
of GmbH on April 1, 1993.

          "Government Authority" shall mean any nation or government (US, UK or
           --------------------
otherwise), any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" shall mean by any Person, any obligation, contingent or
           ---------
otherwise, of such Person directly or indirectly guaranteeing any Indebtedness for Borrowed Money or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness for Borrowed Money or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness for Borrowed Money or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Indebtedness for Borrowed Money" shall mean (i) all indebtedness of
           -------------------------------
(including, without limitation, all indebtedness assumed by) a Person in respect of money borrowed (including, without limitation, the unpaid amount of the purchase price of any property, incurred for such purpose in lieu of borrowing money or using available funds to pay said amount, and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business), or evidenced by a promissory note, bond, debenture or other like obligation to pay money, and including indebtedness under banker's acceptances and with respect to letters of credit, and (ii) all obligations of (including, without limitation, all obligations assumed by) a Person (x) constituting a Capitalized Lease Obligation of such Person, or (y) constituting a Guarantee by such Person.

          "KII" shall mean Kaneb International Inc., a Delaware corporation.
           ---

          "KOSI" shall mean Kaneb Offshore Services Inc., a wholly-owned
           ----
Subsidiary of KII incorporated in the British Virgin Islands.

          "KPOP" shall mean Kaneb Pipe Line Operating Partnership L.P., a
           ----
Delaware limited partnership.

          "KUK" shall have the same meaning as the term "Borrower" in the
           ---
Furmanite Loan Agreement.

          "KWI" shall mean Kaneb Worldwide Inc., a Delaware corporation which
           ---
(x) was a wholly-owned Subsidiary of KSI prior to the Restatement Date, and (y) is the successor by merger to Kaneb Worldwide Inc., a British Virgin Islands corporation. Unless the context otherwise indicates, references to KWI include such predecessor corporation.

          "KWI Sale" shall have the meaning provided for such term in the Multi-
           --------
Party Agreement.

          "Lien" shall mean any mortgage, deed of trust, security deed, pledge,
           ----
security interest, assignment, encumbrance, lien or other charge of any kind or any other agreement or arrangement having the effect of conferring security (including any agreement to give any of the foregoing, any lease in the nature thereof, and any conditional sale or other title retention agreement), any lien arising by operation of law, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (or any similar law).

          "Loan" shall mean the loan evidenced by this Note.
           ----

          "Loan Parties" shall mean, individually and collectively, (i) KSI,
           ------------
(ii) on and prior to the Restatement Date, KWI, and (iii) from and after the Restatement Date, FGI and MSFH.

          "Loan Documents" shall mean, individually and collectively, this Note,
           --------------
the Restatement Documents and the Security Documents, and all other instruments and agreements executed in connection herewith and therewith, in each case as amended, supplemented or otherwise modified from time to time. Without limiting the generality of the foregoing, each amendment to this Note or to any other Loan Document, each waiver of any provision of this Note or any other Loan Document, and each instrument and agreement executed in connection herewith or therewith shall be deemed to be a Loan Document for all purposes of this Note and the other Loan Documents.

          "Material Adverse Change" in respect of a Person shall mean a material
           -----------------------
adverse change in (i) the business, properties, operations or financial condition of such Person or (ii) with respect to KSI, the ability of KSI to perform, or of the Bank to enforce, the obligations of KSI under this Note.

          "MSFH" shall mean Management Services Furmanite Holding GmbH, a German
           ----
corporation wholly-owned by FGI.

          "MSFH Entity" shall mean, individually and collectively, MSFH, each
           -----------
MSFH Subsidiary and each Person into which or with which MSFH or any MSFH Subsidiary or any other MSFH Entity merges or consolidates and any Person resulting from any such merger or consolidation.

          "MSFH Stock" shall mean all of the issued and outstanding capital
           ----------
stock of MSFH.

          "MSFH Subsidiaries" shall mean F-aust, Zweipack and each other
           -----------------
Subsidiary of MSFH.

          "Multi-Party Agreement" shall mean that certain agreement dated as of
           ---------------------
December 29, 1994 between and among the Bank, KSI, KWI, GmbH, FGI and MSFH, as such agreement may from time to time be amended, restated, supplemented or otherwise modified.

          "Net Income" as to any Person for any period shall mean the
           ----------
consolidated net income of such Person and its Subsidiaries for such period, determined in accordance with GAAP.

          "Net Proceeds", as applied to the sale, lease or other disposition of
           ------------
assets of any Person, shall mean all proceeds received by KSI or its Subsidiary in connection with such sale, lease or other disposition after deduction of all fees and expenses paid or to be paid in connection with the transaction.

          "Other Note (GmbH)" shall mean that certain $2,400,000 (initial
           -----------------
principal amount) promissory note of even date herewith issued by GmbH to KSI on or about the Capital Contribution Date in partial substitution for the $7,000,000 Pledged Note (GmbH).

          "Person" shall mean and include an individual, a partnership, a
           ------
corporation (including a business trust), a joint stock company, the Consolidated Group, a trust, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.

          "Pipeline" shall mean Kaneb Pipe Line Company, a Delaware corporation.
           --------

          "Pledge Agreement (Joint)" shall mean the Pledge Agreement executed by
           ------------------------
KSI and KWI on the Closing Date, as amended and restated and executed by KSI and FGI as of December 29, 1994, as the same may from time to time be amended, extended, supplemented or otherwise modified with the consent of the Bank.

          "Pledge Agreement" shall mean any agreement pursuant to which any of
           ----------------
the Pledged Securities have been, directly or indirectly, pledged to the Bank (including all assignments by the Furmanite Banks of their respective rights with respect to the Pledged Shares issued by the GmbH Entities), in each case as the same may from time to time be amended, extended, supplemented or otherwise modified with the consent of the Bank. Without limiting the generality of the foregoing, "Pledge Agreement" includes the Pledge Agreement (Joint) and the German Pledge Agreement.

          "Pledged Note (FGI)" shall mean that certain promissory note dated
           ------------------
December 29, 1994 in the initial principal amount of approximately $3,000,000 executed by FGI in favor of KSI.

          "Pledged Note (GmbH) " shall mean that certain promissory note of even
           -------------------
date herewith evidencing the approximately $7,000,000 owed by GmbH to KSI on and after the Closing Date, which note evidences the GmbH Receivable after the purchase of such receivable by KSI from FIL on the Closing Date; provided that
                                                                 -------------
from and after the Capital Contribution Date (unless the context shall indicate otherwise), "Pledged Note (GmbH)" shall mean that certain $4,600,000 (initial
             -------------------
principal amount) promissory note of even date herewith issued by GmbH to KSI on or about the Capital Contribution Date in partial substitution for the $7,000,000 Pledged Note (GmbH).

          "Pledged Note (KOSI)" shall mean that certain promissory note of even
           -------------------
date herewith evidencing the
approximately $2,300,000 loan made by KSI to KOSI on the Closing Date.

          "Pledged Note (KWI)" shall mean that certain promissory note of even
           ------------------
date herewith evidencing the approximately $3,000,000 loan made by KSI to KWI on the Closing Date.

          "Pledged Notes" shall mean, individually and collectively:  (i)  on
           -------------
and prior to the Restatement Date, the Pledged Note (GmbH), the Pledged Note
(KOSI) and the Pledged Note (KWI); and (ii) from and after the Restatement Date, the Pledged Note (KOSI) and the Pledged Note (FGI).

          "Pledged Securities" shall mean, individually and collectively, the
           ------------------
Pledged Notes and the Pledged Shares.

          "Pledged Shares" shall mean: (i)  on and prior to the Restatement
           --------------
Date, (x) the shares of KWI then pledged to the Bank as collateral for the obligations of KSI hereunder, and (y) all shares issued by any GmbH Entity that are at the time outstanding; and (ii) from and after the Restatement Date, (x) the shares of FGI pledged to the Bank as collateral for the obligations of KSI hereunder, and (y) all shares issued by any MSFH Entity that are at the time outstanding.

          "Restatement Date" shall have the meaning as the term "Deadline Date"
           ----------------
in the Multi-Party Agreement.

          "Restatement Documents" shall have the meaning provided for such term
           ---------------------
in the Multi-Party Agreement.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Security Documents" shall mean the Pledge Agreements and any
           ------------------
guarantee or similar agreements related thereto, and all other agreements, documents and instruments pursuant to which any Lien in any of the Pledged Securities is intended to be granted to the Bank, in each case as the same may from time to time be amended, supplemented or otherwise modified.

          "Subordinated Indebtedness" shall mean the following indebtedness
           -------------------------
listed in note 6 to the 10K:

          8% Convertible Subordinated Debentures due 1995; 8.75% Convertible Subordinated Debentures due through 2008; 11.5% Subordinated Debentures due through 1998;

and any other subordinated indebtedness permitted to be incurred pursuant to
Section 4.1.3(iii) hereof.

          "Subsidiary" of any Person shall mean any other firm, corporation,
           ----------
partnership, trust or other unincorporated organization or association or other enterprise, 50% or more of the indicia of equity rights (whether capital stock or otherwise) of which is at the time owned, directly or indirectly, by such

Person and/or by one or more of such Person's Subsidiaries. Unless otherwise indicated, references to Subsidiaries shall refer to Subsidiaries of KSI.

          "Tangible Net Worth" of a Person shall mean, as at any date at which
           ------------------
the amount thereof shall be determined, the amount by which the total shareholders' or partners' equity of such Person exceeds the sum of (x) the amount of any write-up in the book value of any assets resulting from the revaluation thereof, or any write-up in excess of the cost of assets acquired, after December 31, 1992, and (y) the aggregate of all amounts appearing on the asset side of the balance sheet for goodwill, patents, patent rights, trademarks, trade names, copyrights, franchises, treasury stock, organizational expenses, and other similar items, if any, all determined in accordance with GAAP.

          "TCB shall mean Texas Commerce Bank.
           ---

          "TCB Original Agreement" shall mean the Credit Agreement between KPOP
           ----------------------
and the TCB Original Lenders dated as of March 1, 1993, as in effect on the date when it first became effective.

          "TCB Original Lenders" shall mean TCB and the other lenders originally
           --------------------
party to the TCB Original Agreement.

          "TCB Original Liens" shall mean the Liens granted to the TCB Original
           ------------------
Lenders in connection with the TCB Original Agreement on the date when such agreement first became effective.

          "TCB Restated Agreement" shall mean the amended and restated Credit
           ----------------------
Agreement between KPOP and the TCB Restated Lenders dated as of December 22, 1994, as (unless otherwise indicated in its context) amended, supplemented or otherwise modified from time to time.

          "TCB Restated Lenders" shall mean TCB and the other lenders party to
           --------------------
the TCB Restated Agreement.

          "TCB Restated Liens" shall mean the Liens granted to the TCB Original
           ------------------
Lenders in connection with the TCB Original Agreement on the date when such agreement first became effective.

          "10K" shall mean KSI's annual report on Form 10-K for its fiscal year
           ---
ended December 31, 1992, as filed with the SEC prior to March 31, 1993.

          "Transfer" shall have the meaning provided in Section 4.1.7 hereof.
           --------

          "UK Subsidiaries" shall have the meaning provided in the Furmanite
           ---------------
Loan Agreement.

          "Viata" shall mean Kaneb Information Services Inc., a Delaware
           -----
corporation, and its Subsidiaries.

          "written" or "in writing" shall mean any form of written communication
           -------      ----------
or a communication by means of telex, telecopier device, telegraph or cable.

          "Zweipack" shall have the meaning provided for such term in the Multi-
           --------
Party Agreement.

                                      XI.
                                    WAIVERS

          11.1  Waiver of Jury Trial.  EACH OF KSI AND THE BANK HEREBY
                --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE PLEDGED SECURITIES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF KSI, KWI, FGI, ANY GMBH ENTITY, ANY MSFH ENTITY, ANY HOLDER OF GMBH STOCK, ANY HOLDER OF MSFH STOCK OR THE BANK OR OTHER HOLDER OF THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK MAKING THE LOAN EVIDENCED BY THIS NOTE.

          IN WITNESS WHEREOF, KSI has executed this Note as of the date first above written.

                                                      KANEB SERVICES, INC.
2435 N. Central Expwy
Richardson, Texas  75080                              By /S/ Howard Wadsworth
Telecopier No.:  214/699-4025                           ------------------------
                                                        Name: Howard Wadsworth
                                                        Title: Vice President

Agreed to:
BANK OF SCOTLAND                                      565 Fifth Avenue
                                                      New York, NY  10017
By /S/ Catherine Oniffrey
  -----------------------                             Telecopier: 212/557-5460
  Catherine M. Oniffrey
  Vice President